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   [LETTERHEAD OF THE LAW OFFICES OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]


                                                                       Exhibit 5



                                 March 6, 1998



BRE Properties, Inc.
44 Montgomery Street, Suite 3600
San Francisco, California 94104-4602



  Re:  Legality of Securities to be Registered under Registration Statement
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                                  on Form S-3
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Dear Ladies and Gentlemen:


          We have acted as counsel for BRE Properties, Inc., a Maryland corporation (the "COMPANY"), in connection with the Company's Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on or about the date hereof, with respect to the offering from time to time by the Company of an aggregate of up to Seven Hundred Fifty Million Dollars ($750,000,000) of the following securities (collectively, the "OFFERED SECURITIES"): (i) unsecured debt securities (the "DEBT SECURITIES"), which may be senior debt securities or subordinated debt securities, (ii) shares of Preferred Stock, $0.01 per share par value ("PREFERRED SHARES"), (iii) depositary shares representing fractional interests in Preferred Shares, (iv) warrants ("COMMON STOCK WARRANTS") to purchase shares of Common Stock, $0.01 per share par value ("COMMON SHARES") or (v) Common Shares. All capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.


          We have examined the Articles of Incorporation of the Company, as amended and restated to the date hereof and on file with the Maryland State Department of Assessments and
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Taxation; the Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; and the Registration Statement and the exhibits thereto.


          We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law.


          Based on the foregoing, we are of the opinion that, when specifically and fully authorized for issuance by the Company's Board of Directors or an authorized committee thereof ("AUTHORIZING RESOLUTION") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Company of the full consideration provided for in the Authorizing Resolution, the Offered Securities will be legally issued, fully paid and non-assessable and, in the case of Debt Securities, binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.


          The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.


          We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the
Registration Statement.   This opinion is rendered to you in connection with the
Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent.



                                      Very truly yours,


                                      /s/ Paul, Hastings, Janofsky & Walker LLP
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                                      PAUL, HASTINGS, JANOFSKY & WALKER LLP